EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, par value of $0.001 per share, of Sycamore Networks, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

In witness whereof, each of the undersigned has executed this Agreement as of March 17, 2014.

HALE PARTNERSHIP CAPITAL MANAGEMENT, LLC

By:	/s/ Steven Hale
Name:	Steven Hale
Title:	Manager

HALE PARTNERSHIP CAPITAL ADVISORS, LLC

By:	/s/ Steven Hale
Name:	Steven Hale
Title:	Manager

HALE PARTNERSHIP FUND, LP

By:	Hale Partnership Capital Advisors, LLC, General Partner

By:	/s/ Steven Hale
Name:	Steven Hale
Title:	Manager

MGEN II – HALE FUND, LP

By:	Hale Partnership Capital Advisors, LLC, General Partner

By:	/s/ Steven Hale
Name:	Steven Hale
Title:	Manager

/s/ Steven Hale
Steven Hale